EXHIBIT 5.1

Brenner & Associates, PLLC

147 Woodbine Road

Roslyn Heights, New York 11577

Telephone: (516) 621-2412

                                                                                                     May 9, 2017

Mr. Timothy Hassett

Cool Technologies, Inc.

8875 Hidden River Parkway

Suite 300

Tampa, Florida 33637

Re: Registration Statement on Form S-1

Gentlemen:

We have acted as counsel to Cool Technologies, Inc. (the "Company") in connection with its filing with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to (i) the issuance and sale from time to time by the Company to Bellridge Capital, LP (the "Investor") of up to $5,000,000 in the aggregate offering price of shares (the "Purchase Shares") of common stock of the Company, par value $0.001 per share (the "Common Stock").

In connection therewith, as to matters of fact, we have examined and relied upon original, certified, conformed, photostat or other copies of (a) the Purchase Agreement dated December 6, 2016 between the Company and the Investor; (b) Articles of Incorporation and Bylaws of the Company; (c) resolutions of the Board of Directors of the Company; (d) the Registration Statement and the exhibits thereto; and (e) such corporate records of the Company, certificates of public officials, certificates of officers of the Company and other documents, agreements and instruments as we have deemed necessary and have made such examination of laws as we have deemed relevant as a basis for the opinions herein contained. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies.

Based on our examination mentioned above and the other matters set forth herein, we are of the opinion that the Purchase Shares have been duly authorized, and when such Shares shall be issued by the Company against payment as provided for in the Purchase Agreement, such Purchase Shares will be validly issued, fully paid and non-assessable.

In rendering this opinion, we have assumed that (i) the Purchase Agreement is enforceable in accordance with its terms, (ii) payment and delivery of the Purchase Shares is made in accordance with the terms of the Purchase Agreement and other agreements and documents relating to the issuance and sale of the Purchase Shares and (iii) upon the issuance of the Purchase Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Articles of Incorporation.

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We are familiar with the applicable provisions of the Nevada Revised Statutes, the applicable provisions of the Nevada Constitution and reported judicial decisions interpreting these laws, and we have made such inquiries with respect thereto as we consider necessary to render this opinion with respect to a Nevada corporation. This opinion letter is opining upon and is limited to the current federal securities laws of the United States and, Nevada law, including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Sincerely,

/s/ Brenner & Associates, PLLC
BRENNER & ASSOCIATES, PLLC

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